UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2012

Tree.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00134063	26-2414818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2012, Christopher R. Hayek, Senior Vice President and Chief Accounting Officer of Tree.com, Inc. (the “Company”), announced he will resign from the Company effective January 31, 2013. Pursuant to the terms of a Transition Services and Separation Agreement and General Release (the “Separation Agreement”), Mr. Hayek will continue to receive his current base salary through January 31, 2013 and, in addition, will be paid up to $90,000 of cash severance over the twenty-six week period following January 31, 2013, conditioned upon Mr. Hayek providing certain transition services to the Company during that period. Mr. Hayek’s restricted stock units scheduled to vest after February 2013 will terminate.

On December 13, 2012, the Company’s board of directors appointed Carla Shumate, 41, to serve as the Company’s Chief Accounting Officer and principal accounting officer effective on January 31, 2013. Ms. Shumate joined the Company in December 2012 from King Pharmaceuticals, Inc. where she held various positions from 2001 until 2012, including Senior Vice President and Controller since 2005. Previously, Ms. Shumate held various positions with PricewaterhouseCoopers LLP from 1993 until 2000, including Manager from 1998 until 2000. Ms. Shumate received her Bachelor of Science degree in Accounting from Wake Forest University and has been a Certified Public Accountant since 1997.

Ms. Shumate will receive annual base compensation of $200,000 and she is eligible to receive a cash incentive bonus with a target amount of 30% of her base compensation, which amount may be higher or lower depending on individual performance, the Company’s performance and the discretion of the compensation committee of the Company’s board of directors. The Company also agreed to provide to Ms. Shumate up to $25,000 of relocation assistance and a grant of 6,000 restricted stock units pursuant to the Company’s Third Amended and Restated 2008 Tree.com Stock and Incentive Plan. The restricted stock units will vest in three equal annual installments, subject to the terms of the award agreement. Ms. Shumate is also subject to certain customary non-solicitation and non-competition provisions. In the event that Ms. Shumate’s employment is terminated by the Company for a reason other than cause in the twelve months following her date of hire, then Ms. Shumate will be eligible to receive up to six months of severance pay at her annual base salary rate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREE.COM, INC.
December 14, 2012
	By:	/s/ Katharine Pierce
Katharine Pierce
Senior Vice President, General Counsel and Corporate Secretary

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